POWER OF ATTORNEY
        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby revokes all powers of attorney relating to the following matters and constitutes and appoints Gary D. Hall, Deborah Mulryan, Deborah Dean, Susan M. Villare, David A.
Westenberg, Jay E. Bothwick, and any one of them acting singly, the true and lawful attorneys-
in-fact and agents, with full power or substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing) to sign any and all instruments, certificates and documents required to be executed on behalf of the undersigned as an individual or on behalf of the undersigned's holding company, as the case may be, pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and
Exchange Commission, and with any other entity when and if such is mandated by the Exchange
Act or by the By-laws of the National Association of Securities Dealers, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
        IN WITNESS WHEREOF, this Power of Attorney has been signed as of May 11, 2006.
Signature: /s/ Deborah Mulryan
Name:        Deborah Mulryan
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